Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lattice Semiconductor Corporation:
We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-40031, No. 333-69467, No. 333-67274, No. 333-99247, No. 333-120959, No. 333-143387, No. 333-176133, No. 333-182047, No. 333-188455 and No. 333-195888) of Lattice Semiconductor Corporation of our reports dated March 4, 2015, with respect to the consolidated balance sheets of Lattice Semiconductor Corporation as of January 3, 2015 and December 28, 2013, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity, and cash flows for each of the years in the three-year period ended January 3, 2015, and the effectiveness of internal control over financial reporting as of January 3, 2015, which reports appear in the January 3, 2015 annual report on Form 10-K of Lattice Semiconductor Corporation.

/s/ KPMG LLP
Portland, Oregon
March 4, 2015